UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 19, 2020

GSE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14785	52-1868008
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1332 Londontown Blvd., Sykesville, MD 21784
(Address of principal executive offices and zip code)

(410) 970-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation or the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d - 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e - 4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 Par Value	GVP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 19, 2020, James H. Stanker, a member of the board of directors (the “Board”) of GSE Systems, Inc. (the “Company”), informed the Company that he will not stand for re-election to the Board.  Mr. Stanker’s tenure as a member of the Board will cease as of the close of the 2020 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) in the event that his successor is duly elected and qualifies, or, alternatively, Mr. Stanker intends to resign as a director at the close of the Annual Meeting.  Mr. Stanker has served on the Board since August 2016.  During that time, Mr. Stanker has also served as a member of the Board’s Audit, Compensation, and Nominating and Governance Committees, including serving as the Chair of the Audit Committee.  Mr. Stanker’s departure is not due to a disagreement with the Company, the Board, or management on any matter relating to the Company’s operations, policies, or practices.  The Company is grateful for Mr. Stanker’s leadership and service on the Board.

Item 8.01 Other Events

As previously disclosed in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 15, 2020, John D. (“Jack”) Fuller, Chairman of the Board, informed the Company that he will not stand for re-election to the Board.  In light of the decisions of Mr. Fuller and Mr. Stanker not to stand for re-election at the Annual Meeting, the Board has resolved to hold the Annual Meeting on August 31, 2020, in order to allow sufficient time for the Nominating and Governance Committee of the Board to interview and nominate a qualified candidate to stand for election at the Annual Meeting as a Class I Director.  The Board has fixed the close of business on July 2, 2020, as the record date for the Annual Meeting.  Mr. Fuller and Mr. Stanker have graciously agreed to continue to serve as members of the Board until the Annual Meeting and will continue in their capacities as Chairman of the Board and Chairman of the Audit Committee, respectively, until such time.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSE SYSTEMS, INC.

By:

/s/ Daniel Pugh
Daniel Pugh
Secretary, Chief Legal and Risk Officer
May 22, 2020